As filed with the Securities and Exchange Commission on November 25, 2025

Registration No. 333-288044

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFCTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Seneca Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6021	39-4029114
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

35 Oswego Street

Baldwinsville, New York 13027

(315) 638-0233
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph G. Vitale

President and Chief Executive Officer

35 Oswego Street

Baldwinsville, New York 13027

(315) 638-0233
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Benjamin M. Azoff, Esq. Elizabeth Cook, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Edward Olifer, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue, NW, Suite 200 Washington, D.C. 20004 (202) 508-5800

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

Sale to the Public Concluded October 15, 2025.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 589,090 shares of the 2,379,241 shares of common stock, $0.01 par value per share, of Seneca Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on August 12, 2025. The remaining 1,790,151 shares of common stock have been offered, issued and sold in accordance with and as described in the Prospectus dated August 12, 2025 (the “Prospectus”), as filed pursuant to Securities Act Rule 424(b) on August 22, 2025. The Registrant has determined that no further shares of common stock will be offered, issued and sold by it pursuant to the Form S-1. The Registrant, therefore, requests deregistration of the 589,090 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Baldwinsville, State of New York, on November 25, 2025.

Seneca Bancorp, Inc.

By:	/s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph G. Vitale	President, Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2025
Joseph G. Vitale

/s/ Vincent J. Fazio	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 25, 2025
Vincent J. Fazio

/s/ Mark Zames*	Chairman of the Board	November 25, 2025
Mark Zames

/s/ Kimberly Boynton*	Director	November 25, 2025
Kimberly Boynton

/s/ Michael Duteau*	Director	November 25, 2025
Michael Duteau

/s/ James Hickey*	Director	November 25, 2025
James Hickey

/s/ William M. Le Beau*	Director	November 25, 2025
William M. Le Beau

* Pursuant to Power of Attorney dated June 13, 2025.